UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2016

MACQUARIE EQUIPMENT LEASING FUND, LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-154278	26-3291543
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin St. 17th Floor, Suite 1740, Boston, MA 02110
(Address, including zip code, of principal executive offices)

(617) 457-0645
Registrant’s telephone number, including area code (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Macquarie Asset Management Inc., (“MAMI”), manager of Macquarie Equipment Leasing Fund, LLC, (“MELF” or the “Issuer”) prepared the report referenced in Section 9.01(d) below which provides the methodology for developing the estimated per share value of MELF membership interests. MELF approved that this Form 8-K be filed with the SEC on February 16, 2017, for the period ended December 31, 2016. The initial report related to the Fund’s estimated per share valuation was filed with the SEC on June 17, 2016 for the period ended December 31, 2015. The report has been prepared by MAMI based on the value of the assets and liabilities of the Issuer dated as of December 31, 2016, the (“Valuation Date”) and the values were obtained from several sources, including appraisals prepared by third party appraisers and other valuation services, as more fully described in the report. The per share estimated value is provided for the benefit of MELF members, trustees of retirement accounts who are required to report annual values under regulations issued by the Department of Labor in compliance with Employee Retirement Income Security Act (“ERISA”), and the use by general securities members of Financial Industry Regulatory Authority (“FINRA”) in the preparation of customer account statements, as required by NASD Rule 2340(c). The per share estimated value of a membership interest as of the Valuation Date is $5.55. The per share estimated value may have changed since the Valuation Date and should not be relied on as an indicator of the price at which a membership interest may be bought or sold in an arm’s length transaction between any parties, such as willing buyers and sellers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Report on the methodology used by MAMI and a description of valuation sources used for calculating the per share estimated value of a membership interest for the period ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MACQUARIE EQUIPMENT LEASING FUND, LLC

February 16, 2017	By:	Macquarie Asset Management Inc.,
its Manager

	By:	/s/ David Fahy
		Name:	David Fahy
		Title:	President